UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2006

OCEAN WEST HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-087-6958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Executive Park, Suite 250, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 861-2590

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 23, 2006, the Staff of the Securities and Exchange Commission issued comments (the “Staff Comments”) primarily concerning the operations of Ocean West Holding Corporation (the “Company”) prior to the merger of the Company with InfoByPhone, Inc. on June 6, 2005 (the “Merger”). As a result, the Chief Executive Officer of the Company concluded that the previously reported financial statements for the three months ended June 30, 2005 and September 30, 2005 and the fiscal year ended September 30, 2004, should no longer be relied upon because of errors in such financial statements. As a result, the Company has restated its financial statements for such periods and has filed Amendment No. 3 to the Company’s Form 10-KSB for September 30, 2004, which was filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2006 (the “2004 Form 10-KSB”); Amendment No. 4 to its Current Report on Form 8-K (“Form 8-K”) and Amendment No. 2 to its Quarterly Report for the period ended June 30, 2005, filed on September 26, 2006, and Amendment No. 2 to its Quarterly Report for the period ended September 30, 2005, filed on October 10, 2006.

The Company was required to restate the above-referenced financial statements as a result of a determination by Management that the Company had not completed the spin-off of its subsidiary, Ocean West Enterprises (“OWE”), as of June 30, 2005. When the dividend of OWE stock was declared to the Company’s shareholders of record as of May 23, 2005, the Company was of the opinion that it would report OWE operations as discontinued. However, the SEC advised the Company that until it effected a registration statement under the Securities Act of 1933, as amended, it could not treat OWE as discontinued operations. The Company subsequently sold the stock of OWE on December 30, 2005. The Company’s earlier reports on Form 10-QSB for the periods referenced above had given effect to this spin-off as of June 6, 2005, the date of the Merger. The Company’s Forms 10-QSB for June 30, 2005 and September 30, 2005 each include a restatement of financial statements concerning the operations of the Company prior to the Merger, primarily related to an adjustment for impairment of goodwill and restated the discontinued operations to continuing operations.

The 2004 Form 10-KSB was re-filed in response to the Staff’s Comments concerning the operations of the Company prior to the Merger. This report includes a restatement reflecting changes made primarily to Item 1. “Description of Business - Loan Funding and Sale of Loans,” Item 6. “Management’s Discussion and Analysis or Plan of Operation,” and Item 7. “Financial Statements” relating to investments held to maturity.

The Form 8-K was restated to reflect the restatement of the 2004 Form 10-KSB.

As a result of the restatements, Management has determined that there was a material weakness in the Company’s internal control over financial reporting, for the periods indicated herein, related to the effective date of the spin-off of its OWE subsidiary. Because the Company has corrected the treatment of its OWE subsidiary in its financial statements, and as a result of the nonrecurring nature of the underlying transaction, Management believes that it has corrected this material weakness.

The Board of Directors has discussed the matters in this Current Report on Form 8-K associated with the restatements of the Current Reports on Form 10-QSB for June 30, 2005 and September 30, 2005 with Webb & Company, the Company’s current independent registered public accounting firm, and matters associated with the restatement in its 2004 Form 10-KSB with Chavez and Koch, its former accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2006

OCEAN WEST HOLDING CORPORATION

By:	/s/ Darryl Cohen
Darryl Cohen
Chief Executive Officer